UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act). ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 15, 2025, Athira Pharma, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) approving the transfer of the listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from the Nasdaq Global Select Market to the Nasdaq Capital Market (the “Approval”).

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2024, the Company received a notification letter (the “Bid Price Notice”) from Nasdaq on October 16, 2024 notifying the Company that, based on the closing bid price of the Company’s Common Stock, for the preceding 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Select Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company had an initial compliance period of 180 calendar days, or until April 14, 2025, to regain compliance with the Minimum Bid Price Requirement. In response, on April 4, 2025, the Company filed an application to transfer the listing of its Common Stock from The Nasdaq Global Select Market to The Nasdaq Capital Market (the “Transfer Application”) and request the additional 180-day compliance period offered on that market.

As a result of the Approval, the Company has been granted an additional 180-day grace period, or until October 13, 2025, to regain compliance with the Minimum Bid Price Requirement. The Company’s common stock will be transferred to the Nasdaq Capital Market effective as of the opening of business on April 17, 2025, and will continue to trade under the symbol “ATHA.” The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Select Market, and listed companies must comply with Nasdaq’s continued listing requirements and standards.

To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period. If the Company does not regain compliance during this additional grace period, its common stock would be subject to delisting by Nasdaq. The Company is seeking stockholder approval to effect a reverse stock split at its 2025 annual meeting of stockholders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Company’s expectations, strategy, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, the Company’s intent and ability to regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on The Nasdaq Capital Market, and the potential implementation of a reverse stock split.

All forward-looking statements included in this Current Report on Form 8-K are made as of the date of this report, based on information currently available to the Company, deal with future events, and are subject to various risks and uncertainties, including the risks that the Company may not meet the Minimum Bid Price Requirement by the required compliance date or in the future, that the Company may not otherwise meet the requirements for continued listing under the Nasdaq listing rules, that Nasdaq may not grant the Company relief from delisting if necessary, that the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, and that any potential reverse stock split attempted may not occur, among other risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from the Company’s current expectations are more fully described in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025, any subsequently filed Quarterly Reports on Form 10-Q, and its other reports, each as filed with the SEC. Except as required by law, the Company assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date:	April 16, 2025	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer